Exhibit 10.1

SEPARATION AGREEMENT AND MUTUAL RELEASE

This Separation Agreement and Mutual Release (“Agreement”) is made by and between Melanie Gloria (“Employee”) and ACELYRIN, INC. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company as Chief Operating Officer;
WHEREAS, Employee signed a Proprietary Information and Inventions Assignment Agreement with the Company (the “Confidentiality Agreement”);
WHEREAS, the Company has granted to Employee the stock options listed on Exhibit A (the “Employee Options”) and the restricted stock units listed on Exhibit A (the “Employee RSUs”) pursuant to the terms and conditions of the Company’s 2020 Stock Option and Grant Plan and 2023 Equity Incentive Plan and the corresponding award agreements issued thereunder (the “Equity Documents”);

WHEREAS, the Parties have mutually agreed to terminate the employment relationship, effective October 31, 2024 (the “Separation Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS
1Separation Date. Employee’s last day of employment with the Company shall be October 31, 2024 (the “Separation Date”). Regardless of whether Employee signs this Agreement, Employee will be paid all wages earned and payable, through Employee’s last day of employment, subject to all applicable taxes and withholdings, no later than the next regularly scheduled payroll following the Separation Date, unless sooner as required by law. Employee will also be reimbursed for all necessary and reasonable business-related expenses incurred by Employee through the Separation Date, in accordance with Company policy.

2Transition Period. In consideration for the promises and covenants contained herein, from August 9, 2024 through and until the Separation Date (the “Transition Period”), Employee will remain an employee of the Company with Employee’s same base salary and benefits and will work cooperatively with the Company to continue to perform current job duties, as well as to transition Employee’s various roles, duties and responsibilities to designated personnel. During the Transition Period, Employee must continue to comply with all of the Company’s policies and procedures and with all of Employee’s statutory and contractual obligations to the Company. Employee agrees to perform the Transition Period duties in good faith and in a manner consistent with all laws applicable to the business of the Company. The Transition Period shall immediately terminate, and Employee will not receive any of the separation benefits described herein, in the event that Employee voluntarily resigns her employment, other than for Good Reason, or is terminated for Cause (as both terms are defined in the ACELYRIN, Inc. 2023 Severance Plan (the “Severance Plan”)) during the Transition Period.
3Consideration. In consideration of Employee’s execution of this Agreement, and provided that Employee signs the Supplemental Release of Claims attached hereto as Exhibit B on or within five (5) days of the Separation Date (the “Supplemental Release”) and does not revoke it, the Company will provide Employee with the following severance benefits:
aSeverance Payment. The Company will pay Employee, as severance, the equivalent of twelve (12) months of Employee’s base salary as of the Separation Date in the gross amount of $512,500.00, subject to standard payroll deductions and withholdings. This amount will be paid in a single lump sum no later thirty (30) days after the Supplemental Release Effective Date, as defined therein.
bCOBRA. Provided that Employee timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Action of 1985, as amended (“COBRA”) for Employee and her covered dependents following Employee’s separation, the Company shall pay to health insurance provider the full monthly COBRA premiums necessary to continue Employee’s and Employee’s covered dependents’ health insurance coverage that is in effect for Employee (and her covered dependents) as of the Separation Date. The COBRA coverage benefit will be paid on a monthly basis until the earliest of: (i) twelve (12) months after the Separation Date; (ii) the date when Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (iii) the date Employee ceases to be eligible for COBRA continuation coverage for any reason, including plan termination (such period from the Separation Date through the earlier of (i)-(iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Employee’s behalf would result in a violation of applicable law, then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Employee on the last day of each remaining month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premium for such month, less applicable federal, state and local payroll taxes and other withholdings required by law, for the remainder of the COBRA Payment Period.
cPro Rata Bonus. The Company will pay to Employee a lump sum cash payment equal to Employee’s targeted annual discretionary bonus level for 2024, in the gross amount of $192,187.50, less applicable withholdings and deductions, and pro-rated based on the length of Employee’s employment in the 2024 calendar year (i.e. through October 31, 2024), payable within thirty (30) days of the Supplemental Release Effective Date, as defined therein.
dFinancial Advisor Coverage. The Company will continue Employee’s existing Company-covered services of JMG Financial Group, Ltd. through April 30, 2025, to support Employee’s FY 2024 tax return filing. In accordance with existing Company practice, any such payments made by the Company pursuant to this section shall be included on Employee’s W-2 as a taxable benefit.
eVesting Acceleration and Extension of Exercise Period. Notwithstanding anything to the contrary in the Equity Documents, and subject to approval of the Company’s Board of Directors (the “Board”) or Compensation Committee thereof (the “Compensation Committee”), the Company will (i) accelerate the vesting of the Employee Options that are subject solely to time-based vesting, such that Employee will be deemed vested, as of the Separation Date, in (a) that portion of the Employee Options that would have vested had Employee remained employed through the date that is twelve (12) months from the Separation Date, however (1) excluding the Employee Options granted on May 9, 2024, and (2) excluding any amounts in excess of 1/4th of the shares subject to the Employee Options granted on January 9, 2024 (together, the “Vested Employee Options”); (ii) accelerate the vesting of the Employee RSUs that are subject solely to time-based vesting, such that Employee will be deemed vested, as of the Separation Date, in that portion of the Employee RSUs that would have vested had Employee remained employed through the date that is twelve (12) months from the Separation Date (the “Vested Employee RSUs”); and (iii) extend the exercise period of any outstanding Employee Options that are vested as of the Separation Date, including the Vested Employee Options, through April 30, 2025 (the “Post-Termination Exercise Period Extension”). Employee acknowledges that those certain Employee Options that are incentive stock options and that are subject to the Post-Termination Exercise Period Extension will (a) in the case of Employee Options with an exercise price that is less than the fair market value of a share of Company common stock on the Supplemental Release Effective Date (the “Effective Date FMV”), turn into nonqualified stock options by virtue of such extension; and (b) in the case of Employee Options with an exercise price that is equal to or greater than the Effective Date FMV, remain incentive stock options for three months following the Separation Date, but with a two-year holding period that starts as of the Effective Date rather than the original date of grant (and will thereafter be treated as nonqualified stock options). The Employee Options and Employee RSUs granted to Employee that would not have vested, in whole or in part, pursuant to this Section 3(e) or otherwise pursuant to their terms prior to the Separation Date, including but not limited to the Employee Options granted on May 9, 2024, will terminate on the Separation Date, and Employee will have no further right or interest with respect thereto. Without limiting the generality of the foregoing, with respect to the performance-vesting restricted stock unit award granted to Employee on August 16, 2023 (the “Employee PSU Award”), no portion of such award has been determined by the Compensation Committee to have met the associated Success Factor (as defined in Exhibit A to the Employee PSU Award grant notice), and as such the Employee PSU Award will be forfeited in its entirety. Except as expressly set forth herein, the Employee Options and Employee RSUs will be governed entirely by the terms of the applicable Equity Documents.

Employee expressly acknowledges and agrees that she must execute the Supplemental Release on or within five (5) days of the Separation Date, and not revoke the Supplemental Release, in order to receive the severance payments and benefits described in this Section 1.
4Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee as of the date of this Agreement. Employee further acknowledges and agrees that Employee is not entitled to, and will not receive, any benefits under the Severance Plan.

EMPLOYEE UNDERSTANDS THAT NEITHER THIS AGREEMENT NOR THE COURSE OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, OR ANY OTHER SERVICE TO THE COMPANY, GIVE OR GAVE EMPLOYEE ANY RIGHT, CONTINUING OR OTHERWISE, TO THE REVENUES AND/OR PROFITS OF THE COMPANY AND/OR ANY OTHER RELEASEE (AS DEFINED BELOW) OR ANY OTHER INTEREST, ECONOMIC OR OTHERWISE, IN THE COMPANY AND/OR ANY OTHER RELEASEE (AS DEFINED BELOW).

5Employee Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Employee Releasees”). Employee, on her own behalf and on behalf of her respective heirs, family members, executors, agents, attorneys and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Employee Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:
aany and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
bany and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
cany and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
dany and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act (“ADEA”); the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act; and any other similar statutes, regulations or laws;
eany and all claims for violation of the federal or any state constitution;
fany and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
gany claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
hany and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement and does not release claims that cannot be released as a matter of law. This release does not release any rights Employee has to indemnification under the Company’s governing documents, any agreement between Employee and the Company, or the law. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.
6ADEA Release. Employee acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee has under the ADEA, and that the consideration given for the waiver and releases Employee has given in this Agreement is in addition to anything of value to which Employee was already entitled. Employee acknowledges that Employee has been advised, as required by the ADEA, that: (i) Employee’s waiver and release does not apply to any rights or claims arising after the date Employee signs this Agreement; (ii) Employee should consult with an attorney prior to signing this Agreement (although Employee may choose voluntarily not to do so); (iii) Employee has twenty-one (21) days to consider this Agreement (although Employee may choose voluntarily to sign it sooner); (iv) Employee has seven (7) days following the date Employee signs this Agreement to revoke this Agreement (in a written revocation sent to the Company’s Chief Legal Officer); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after Employee signs this Agreement provided that Employee does not revoke it (the “Effective Date”).
7Company Release. The Company hereby and forever releases Employee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess against Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the date the Company signs this Agreement; provided, however, that this release shall not extend to claims against Employee based on facts not known to the Company’s officers and directors as of the date of the execution of this Agreement, for breach of any legal or contractual obligation to protect the Company’s confidential, trade secret or proprietary information, nor to any claims against Employee for fraud or theft against the Company.
8California Civil Code Section 1542. Employee and the Company acknowledge that they have been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Both Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.
9Protected Rights. Employee understands that nothing in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Department of Fair Employment and Housing, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit Employee’s right to receive an award for information provided to the Securities and Exchange Commission, Employee understands and agrees that, to maximum extent permitted by law, Employee is otherwise waiving any and all rights Employee may have to individual relief based on any claims that Employee has released and any rights Employee has waived by signing this Agreement. Nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
10Cooperation. Employee agrees to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of Employee’s employment by the Company. Such cooperation includes, without limitation, Employee making herself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse Employee for reasonable and documented out-of-pocket expenses incurred in connection with any such cooperation (including attorneys’ fees approved by the Company but excluding foregone wages) and will make reasonable efforts to accommodate Employee’s scheduling needs.
11No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any of the other Employee Releasees. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any of the other Employee Releasees. The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against the Employee. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee.
12Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee affirms that Employee has or will return all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company by the Separation Date or sooner as requested by the Company. Employee’s signature below constitutes her certification under penalty of perjury that she has or will return all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with her employment with the Company, or otherwise belonging to the Company by the Separation Date or at an earlier date as requested by the Company.
13No Cooperation. Employee agrees that she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Employee Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Employee Releasees, Employee shall state no more than that she cannot provide counsel or assistance.
14Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of the Company or any of its present or former officers, directors, or employees, and agrees to refrain from any tortious interference with the contracts and relationships of the Company, provided that Employee may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. Further, the Company agrees that it shall instruct its directors and officers (for so long as they are serving in such roles), to refrain from any disparagement, defamation, libel, or slander of Employee, provided that the Company may respond accurately and fully to any request for information if required by legal process or in connection with a government investigation. Employee shall direct any inquiries by potential future employers to the Company’s human resources department. In response to any inquiry by potential future employers, the Company shall provide only the dates of Employee’s employment with the Company and her positions.
15Legal Fees. The Company will pay Employee’s attorney(s) for reasonable and documented attorney’s fees related to the negotiation and execution of this Agreement up to a maximum amount of $5,000. Any supporting invoices must be submitted to the Company no later than ten (10) days after the Effective Date of this Agreement.
16Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement or of any provision of the Confidentiality Agreement shall entitle the Company immediately cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.
17No Admission of Liability. Employee and the Company understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by each of them. No action taken by the Company or Employee hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or Employee of any fault or liability whatsoever to the other or to any third party.
18Costs. Except as set forth in Paragraph 12 above, the Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
19Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
20No Representations. Employee represents that she has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee and the Company each represent that they have not relied upon any representations or statements made by the other or any other person or entity that are not specifically set forth in this Agreement.
21Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
22Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses,

including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
23Entire Agreement. This Agreement and the Exhibits attached hereto represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement.
24No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chair of the Board.
25Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.
26Counterparts. This Agreement may be executed in counterparts, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned Parties. This Agreement may also be executed by facsimile or electronic signature, and each such signature is a fully enforceable signature hereto upon receipt by electronic mail, facsimile or mail by the other Party.
27Voluntary Execution of Agreement. Employee understands and agrees that she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of her claims against the Company and any of the other Releasees. Employee acknowledges that:
ashe has read this Agreement;
bshe has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of her own choice or has elected not to retain legal counsel;
cshe understands the terms and consequences of this Agreement and of the releases it contains; and
dshe is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of August 9, 2024.

MELANIE GLORIA, an individual

By:	/s/ Melanie Gloria
Melanie Gloria

By:	/s/ Mina Kim
Mina Kim
Chief Executive Officer

EXHIBIT A

EXHIBIT B

SUPPLEMENTAL RELEASE OF CLAIMS

(To be signed on the Separation Date)

My employment with ACELYRIN, INC. (the “Company”) ended in all capacities on October 31, 2024 (the “Separation Date”). In exchange for the benefits to be provided to me after the Separation Date pursuant to that certain Separation Agreement and Release between the Company and me dated August 9, 2024 (the “Separation Agreement”), I provide this Supplemental Release (the “Release”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement.
I hereby represent that: (i) I have complied with the Separation Agreement and any agreements incorporated by reference therein; (ii) I been paid all compensation owed and for all hours worked for the Company through the Separation Date; (iii) I have received all leave and leave benefits and protections for which I am eligible pursuant to the federal Family and Medical Leave Act, or applicable state law; and (iv) I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
In exchange for the benefits to be provided to me in the Separation Agreement, which I (on behalf of myself, my heirs, and assigns) would not otherwise be entitled to receive, I hereby generally and completely release the Employee Releasees of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney’s fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts, or conduct at any time prior to and including the date I sign this Release (the “Employee Released Claims”). The Employee Released Claims include, but are not limited to: (i) all claims directly or indirectly arising out of or in any way connected with my employment with the Company, the termination of that employment relationship, or my activities as an employee, member, manager, advisor, or consultant of the Company (as applicable); (ii) claims or demands related to salary, bonuses, fees, retirement contributions, profit-sharing rights, commissions, stock, stock options, or any other ownership or equity interests in the Company or any of its affiliates, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation or benefit; and (iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act (“ADEA”); the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; and any other similar statutes, regulations or laws, tort law, contract law, wrongful discharge, discrimination, harassment, fraud, defamation, emotional distress, and breach of the implied covenant of good faith and fair dealing.
By its signature below, the Company hereby and forever releases me from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess against me arising from any omissions, acts, facts, or damages that have occurred up until and including the date the Company signs this Release; provided, however, that this release shall not extend to claims against me based on facts not known to the Company’s officers and directors as of the date of the execution of this Release, for breach of any legal or contractual obligation to protect the Company’s confidential, trade secret or proprietary information, nor to any claims against me for fraud or theft against the Company.
I and the Company acknowledge that we have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Being aware of said code section, I and the Company agree to expressly waive any rights we may have thereunder, as well as under any other statute or common law principles of similar effect.
This release does not extend to any obligations incurred under this Release and does not release claims that cannot be released as a matter of law. This Release does not release any rights I have to indemnification under the Company’s governing documents, any agreement between myself and the Company, or the law. I represent that I have made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Release.
I understand that nothing in this Release limits my ability to file a charge or complaint with any Government Agency, although I hereby waive any monetary recovery from such actions (except with respect to actions before the SEC). I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive an award for information provided to the SEC, I understand and agree that, to the maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. I represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or may have against any of the Employee Releasees that are not included in the Released Claims.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (i) my waiver and release does not apply to any rights or claims arising after the date I sign this Release; (ii) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (iii) I had twenty-one (21) days to consider this Release; (iv) I have seven (7) days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company); and (v) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after I sign this Release provided that I do not revoke it (the “Supplemental Release Effective Date”).
This Release, together with the Separation Agreement (including its Exhibits and the agreements incorporated therein by reference) set forth the entire agreement between the Company and me regarding the subject matter hereof. I am not relying on any representation not set forth in the

Separation Agreement or this Release. This Release will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California, without regard to conflicts of law principles.

MELANIE GLORIA, an individual

Dated: October 31, 2024	By:
Melanie Gloria

Dated: October 31, 2024	By:
Mina Kim
Chief Executive Officer